Exhibit 99
                       DOL Filing Confirmation


I certify that the Plan Administrator of the MCI Consumer Markets 401(k) & ESOP has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                       EIN #
                                                                  --------------
Mellon Bank Temporary Investment Fund                             25-6078903-980



                          MCI CONSUMER MARKETS 401(k) -
                           PART I OF THE MCI CONSUMER
                              MARKETS 401(k) & ESOP



Date:  June 28, 1996                      By: David M. Case
                                              ------------------------------
                                              David M. Case
                                              Vice President
                                              MCI Telecommunications Corporation















                                     Page 47